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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of THQ Inc. on Form S-8 of our report dated February 20, 2002, with respect to the balance sheet of Rainbow Multimedia Group, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended, which report appears in the Current Report of THQ Inc. on Form 8-K/A, dated December 21, 2001.

/s/ KPMG LLP
Phoenix, Arizona
March 8, 2002


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